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                                                                  Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

The board and shareholders
RiverSource High Yield Income Series, Inc.:
   RiverSource High Yield Bond Fund

We consent to the use of our report dated July 20, 2007 incorporated by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.


                                        /s/ KPMG LLP
                                        KPMG LLP

Minneapolis, Minnesota
July 28, 2008